As filed on May 24, 1999

                                                      Registration No. 333-60203
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------

                             ABERCROMBIE & FITCH CO.
                            ------------------------
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                31-1469076
-------------------------------             ------------------------------------
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

          Four Limited Parkway East, Reynoldsburg, Ohio       43068
       ------------------------------------------------------------------
          (Address of Principal Executive Offices)          (Zip Code)

               ABERCROMBIE & FITCH CO. SAVINGS AND RETIREMENT PLAN
               ---------------------------------------------------
              ABERCROMBIE & FITCH CO. ASSOCIATE STOCK PURCHASE PLAN
              -----------------------------------------------------
                            (Full Title of the Plans)

                                 SETH R. JOHNSON
                   Vice President and Chief Financial Officer
                             Abercrombie & Fitch Co.
                            Four Limited Parkway East
                            Reynoldsburg, Ohio 43068
                                 (614) 577-6500
            ---------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                          Proposed Maximum          Proposed Maximum
    Title of Securities            Amount to be          Offering Price Per        Aggregate Offering             Amount of
    to be Registered(1)            Registered(2)              Share(3)                  Price(3)                Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Class A Common  Stock,  $.01      500,000 shares             $45.59375                $22,796,875                 $6,725.08
par value
====================================================================================================================================

         (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. This Registration Statement also covers related Series A Participating Cumulative Preferred Stock Purchase Rights (the "Rights") which evidence the right to purchase under certain conditions, one one-thousandth of a share of Series A Participating Cumulative Preferred Stock, $1 par value. Registrant is required to deliver one Right, subject to adjustment, with each share of Class A Common Stock that becomes outstanding until the "distribution date" for the Rights, at which date the Rights will commence trading separately from the shares of Class A Common Stock.

         (2) Of this number, 250,000 shares are being registered for issuance under the Savings and Retirement Plan and 250,000 shares are being registered for issuance under the Associate Stock Purchase Plan.

         (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices reported in the New York Stock Exchange consolidated reporting system as of July 28, 1998.


                        -------------------------------

         This Post-Effective Amendment No. 1 is being filed in order to include among the securities being registered Series A Participating Cumulative Preferred Stock Purchase Rights ("Rights") related to the shares of Class A Common Stock, $.01 par value, registered on the Registration Statement on Form S-8 (Registration No. 333-60203) filed on July 30, 1998. No additional filing fee is required to be paid with respect to the registration of the Rights. The Rights evidence the right to purchase, under certain conditions, one one-thousandth of a share of Series A Participating Cumulative Preferred Stock, $1 par value. Registrant is required to deliver one Right, subject to adjustment, with each share of Class A Common Stock that becomes outstanding until the "distribution date" for the Rights, at which date the Rights will commence trading separately from the shares of Class A Common Stock.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
                 ----------------------------------------------


Item 3.  Incorporation of Documents by Reference
------------------------------------------------

         The Registrant hereby incorporates by reference into this Registration Statement the following documents:

         (a) The Registrant's Annual Report on Form 10-K for its fiscal year ended January 31, 1998.

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended May 2, 1998, August 1, 1998 and October 31, 1998.

         (c) The Registrant's Current Reports on Form 8-K dated February 18, 1998, April 9, 1998, May 7, 1998, May 14, 1998, May 20, 1998 and July 21, 1998.

         (d) The Registrant's Annual Report on Form 10-K for its fiscal year ended January 30, 1999.

         (e) The description of the Registrant's Class A Common Stock, $.01 par value, set forth in the Registrant's Amendment No. 2 to Registration Statement on Form S-1, filed with the Commission on August 28, 1996 and incorporated by reference in the Registrant's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on August 29, 1996.

         (f) The description of the Registrant's Series A Participating Cumulative Preferred Stock Purchase Rights set forth in the Registrant's Amendment No. 1 to Form 8-A dated April 23, 1999, filed under the Exchange Act on April 26, 1999, amending the Registrant's Registration Statement on Form 8-A dated July 21, 1998, filed under the Exchange Act on July 21, 1998.

         All documents filed by the Registrant with the Commission after the date of this Registration Statement under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and before the filing of a post-effective amendment which indicates that all securities offered hereunder pursuant to the Plans have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.  Exhibits.
------------------

         See Exhibit Index on page 6.

         The Registrant undertakes to submit the Abercrombie & Fitch Co. Savings and Retirement Plan to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service in order to qualify the Plan under Section 401(a) of the Internal Revenue Code.

                                   SIGNATURES
                                   ----------

The Registrant
--------------

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reynoldsburg, State of Ohio, on May 24, 1999.

                             ABERCROMBIE & FITCH CO.
                             (The Registrant)


                             By       /s/ Seth R. Johnson
                               -----------------------------------------
                                Seth R. Johnson,
                                Vice President - Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated on May 24, 1999.

Signature                                     Title
---------                                     -----



         *                                    Chairman of the Board of Directors
--------------------------------              and Chief Executive Officer
 Michael S. Jefferies                         (Principal Executive Officer)


        /s/ Seth R. Johnson                   Vice President - Chief Financial
--------------------------------              Officer and Director
Seth  R. Johnson                              (Principal Financial and
                                              Accounting Officer)
         *                                    Director
--------------------------------
George Foos


         *                                    Director
--------------------------------
John A. Golden


         *                                    Director
--------------------------------
John W. Kessler


         *                                    Director
--------------------------------
Sam N. Shahid, Jr.

         *Seth R. Johnson, by signing his name hereto, signs this document on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons.



                                           By    /s/ Seth R. Johnson
                                              ----------------------------------
                                              Seth R. Johnson
                                              Attorney-in-Fact


The Plans
---------

         Pursuant to the requirements of the Securities Act of 1933, the administrator of each of the Abercrombie & Fitch Co. Savings and Retirement Plan and the Abercrombie & Fitch Co. Associate Stock Purchase Plan has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reynoldsburg, State of Ohio, on May 24, 1999.

                                           ABERCROMBIE & FITCH CO.
                                           SAVINGS AND RETIREMENT PLAN



                                           By:      /s/ Seth R. Johnson
                                              ----------------------------------
                                               Seth R. Johnson, Chairman of the
                                               Benefits Administrative Committee


                                           ABERCROMBIE & FITCH CO.
                                           ASSOCIATE STOCK PURCHASE PLAN


                                           By:      /s/ Seth R. Johnson
                                              ----------------------------------
                                               Seth R. Johnson, Chairman of the
                                               Benefits Administrative Committee

                                  EXHIBIT INDEX
                                  -------------


                  The following exhibits are filed as part of this Registration
                  Statement:

         4.1 Amended and Restated Certificate of Incorporation of the Registrant incorporated by reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended November 2, 1996.

         4.2 Certificate of Designation of Series A Participating Cumulative Preferred Stock of the Registrant, as filed with the Delaware Secretary of State on July 21, 1998, incorporated by reference to Exhibit 3.2 of the Registrant's Annual Report on Form 10-K for the fiscal year ended January 30, 1999.

         4.3      Form of Bylaws of the Registrant incorporated by reference to
                  Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended November 2, 1996.

         4.4 Rights Agreement dated as of July 16, 1998 between Abercrombie & Fitch Co. and First Chicago Trust Company of New York, incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated July 21, 1998.

         4.5 Amendment No. 1 to Rights Agreement dated as of April 21, 1999 between Abercrombie & Fitch Co. and First Chicago Trust Company of New York, incorporated by reference to Exhibit 2 to the Registrant's Amendment No. 1 to Form 8-A dated April 23, 1999.

         5.1      Legal opinion of Vorys, Sater, Seymour and Pease LLP.*

         15.1 Letter of PricewaterhouseCoopers LLP regarding Unaudited Interim Financial Statements.*

         23.1     Consent of PricewaterhouseCoopers LLP.*

         23.2 Consent of Vorys, Sater, Seymour and Pease LLP (included in the opinion filed as Exhibit 5.1).*

         24.1     Power of Attorney.*


----------------------


* Filed with Registration Statement on Form S-8 (Registration No. 333-60203) on July 30, 1998.